                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

[BANCORPSOUTH(R) LOGO]

CONTACT:
L. Nash Allen, Jr.                                      Gary C. Bonds
Treasurer and Chief Financial                     Senior Vice President and
  Officer                                                Controller
662/680-2330                                            662/680-2332

       BANCORPSOUTH, INC. ANNOUNCES FOURTH-QUARTER 2003 FINANCIAL RESULTS

TUPELO, Miss., Jan. 21, 2004 /PRNewswire-FirstCall via COMTEX/ -- BancorpSouth, Inc. (NYSE: BXS) today announced that net income for the fourth quarter of 2003 was $28.9 million, a 12.7 percent increase from $25.6 million for the fourth quarter of 2002. Net income per basic and diluted share was $0.37 for the fourth quarter of 2003, up 12.1 percent from $0.33 for the fourth quarter of 2002.

Net income increased 17.1 percent for full-year 2003, to $131.1 million from $112.0 million for full-year 2002. Net income per basic share rose 20.7 percent for 2003 to $1.69 from $1.40 for 2002, and net income per diluted share increased 20.9 percent to $1.68 from $1.39.

Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, remarked, "We are pleased with BancorpSouth's financial and operating results for the fourth quarter and for full-year 2003, especially during a period of low loan demand. Consistent with trends throughout 2003, our fourth-quarter results were driven by strong growth in non-interest revenue, including the more than doubling of our insurance commissions for the fourth quarter compared with the fourth quarter of last year. We attribute this growth, as well as substantial gains in mortgage lending and other non-interest revenue, to our continuing long-term strategy to provide a greater variety of financial services to our core retail and small-to-mid-size business markets. In addition to creating stronger customer relationships, the successful growth of these non-interest revenue products and services significantly increased the diversification of our revenue stream, with non-interest revenue for 2003 expanding to 54.1% of net interest revenue for the year, up from 33.6% for 2002.

"The expansion of non-interest revenue more than offset a 6.8% decline in fourth-quarter net interest revenue compared with the same period in 2002, which, consistent with our full-year results, reflected lower interest rates and loan demand. However, we were pleased to see initial indications of improving loan demand during the latter part of the fourth quarter. With substantial liquidity, solid credit quality and conservative capitalization, we are confident of our prospects, assuming an improving economy, for expanding our loan portfolio during 2004."

                                     -MORE-

Box 789 - Tupelo, MS 38802-0789 - (662) 680-2000
BANCORPSOUTH, INC. is a bank holding company.

BXS Announces Fourth-Quarter Results
Page 2
January 21, 2004

Net Interest Revenue

For the fourth quarter of 2003, interest revenue was $126.2 million, a decrease of 12.7 percent from $144.5 million for the fourth quarter of 2002 and a 2.8 percent decrease from $129.8 million for the third quarter of 2003. Interest expense declined 23.0 percent to $40.1 million for the fourth quarter of 2003 from $52.1 million for the fourth quarter of 2002 and declined 4.4 percent from $42.0 million for the third quarter of 2003.

The average taxable equivalent yield on earning assets for the fourth quarter of 2003 was 5.39 percent compared with 6.19 percent for the fourth quarter of 2002 and 5.52 percent for the third quarter of 2003. The average rate paid on interest bearing liabilities declined to 1.99 percent for the fourth quarter of 2003 from 2.55 percent for the fourth quarter last year and from 2.07 percent for the third quarter this year.

Net interest revenue for the fourth quarter of 2003 was $86.1 million, down 6.8 percent from $92.4 million for the fourth quarter of 2002 and down 2.0 percent from $87.8 million for the third quarter of 2003. Net interest margin was 3.70 percent for the fourth quarter of 2003, compared with 4.00 percent for the fourth quarter of 2002 and 3.76 percent for the third quarter of 2003.

Patterson continued, "Although the decline in net interest revenue for the quarter is partially the result of lower loan volume and interest rates when compared to the fourth quarter of 2002, it also reflects proactive steps taken earlier in the year to manage our assets and liabilities to limit our exposure to changing interest rates. As discussed in our first-quarter news release, we foresaw the potential of our substantial securities sale - undertaken during the first quarter to narrow our interest sensitivity gap - to contribute to a reduced net interest margin in the event of stable or declining interest rates. We stand by this decision to better position the Company for rising interest rates, and we note that, despite the comparable-quarter declines during 2003, net interest margin has remained within a range of six basis points for the past three sequential quarters."

Deposit and Loan Activity

Total assets were $10.3 billion at December 31, 2003, a 1.1 percent increase from $10.2 billion at December 31, 2002. Total deposits at the end of 2003 were $8.6 billion, a 0.6 percent increase from $8.5 billion at the end of 2002. Total loans at December 31, 2003, were $6.2 billion, down 2.4 percent from $6.4 billion at December 31, 2002.

"Responding to a 2.4 percent decline in the loan portfolio in 2003, we reduced our total savings and time deposits by 2.5 percent," said Patterson. "We produced an increase in total deposits, however, through 8.7 percent growth in non-interest bearing demand deposits and 2.8 percent growth in interest bearing demand deposits, which we attribute to increased market penetration. In addition to providing BancorpSouth a low-cost source of funds, we believe the increased market share implicit in this demand-deposit growth strengthens our prospects for further expansion in a recovering economy."


                                     -MORE-

BXS Announces Fourth-Quarter Results
Page 3
January 21, 2004

Provision for Credit Losses and Allowance for Credit Losses

BancorpSouth's provision for credit losses for the fourth quarter of 2003 was $7.5 million, up 3.4 percent from $7.2 million for the fourth quarter of 2002 and 60.2 percent from $4.7 million for the third quarter of 2003. Annualized net charges-offs declined to 0.38 percent of average loans for the fourth quarter of 2003 from 0.43 percent for the fourth quarter of last year, and increased from
0.34 percent for the third quarter of 2003.

Non-performing loans were $51.4 million at December 31, 2003, or 0.83 percent of loans, compared with $39.6 million, or 0.62 percent of loans, at December 31, 2002, and $46.3 million, or 0.74 percent of loans, at September 30, 2003. The allowance for credit losses also increased to 1.48 percent of loans at the end of 2003 from 1.38 percent at the end of 2002 and 1.45 percent at the end of the third quarter of 2003.

Mr. Patterson added, "We remain pleased with BancorpSouth's credit quality at year end, which, after a multi-year period of economic weakness, is a tribute to the soundness of the Company's lending and credit practices. Although the provision for credit losses increased slightly on a comparable quarter basis, it fell 14.6 percent for the full year versus full-year 2002. Our net charge-offs as a percentage of average loans improved on an annual and quarterly comparable-period basis, and we strengthened our allowance for credit losses. Both of these indicators of asset quality for BancorpSouth compare well to industry averages. Because BancorpSouth is primarily a secured lender, we do not anticipate a significant rise in charge-offs despite the increase in non-performing loans at year-end."

Non-Interest Revenue

BancorpSouth's non-interest revenue increased 47.3 percent for the fourth quarter of 2003 to $48.1 million from $32.6 million for the fourth quarter of 2002 and declined 3.5 percent from $49.8 million for the third quarter of 2003. The largest portion of the comparable-quarter revenue growth is attributable to the 121.0 percent increase in insurance commissions, to $13.1 million from $5.9 million, primarily as a result of the second-quarter acquisition of Wright & Percy Insurance and the third-quarter acquisition of Ramsey, Krug, Farrell & Lensing Insurance. In addition, mortgage lending revenue increased 83.2 percent, service charges increased 17.1 percent and other non-interest revenue increased
47.4 percent.

Reflecting the relatively stable interest rate environment, the Company's mortgage lending revenue of $6.4 million for the fourth quarter of 2003 included the recovery of $3.8 million of a previously recorded non-cash impairment charge against the mortgage servicing asset. Mortgage lending revenue for the fourth quarter of 2002 of $3.5 million included a non-cash provision for the impairment of the asset of $3.2 million. The Company expects mortgage lending revenue will continue to be affected by non-cash impairment charges and recoveries against its mortgage servicing asset due to changing interest rates. Also reflecting a shift to higher mortgage interest rates, mortgage originations for the fourth quarter of 2003 totaled $140.6 million compared with $365.6 million for the fourth quarter of 2002. Nevertheless, the Company's total mortgage originations for 2003 totaled $1.2 billion, significantly above the $1.0 billion in total originations produced for 2002.


                                     -MORE-

BXS Announces Fourth-Quarter Results
Page 4
January 21, 2004

"We expect our increasing ability to provide more comprehensive financial services to our customers will continue to be a key element of our long-term strategy for profitable growth," remarked Patterson. "We are focused on increasing non-interest revenue, as we fully roll out new and existing products and services across our six-state core market. We also will continue to evaluate accretive acquisitions like those completed in 2003. Our mortgage servicing business remains an important component of our growth strategy. Although we would expect mortgage origination volume to slow in response to higher interest rates, the record level of low interest rate originations achieved for 2003 and 2002 has significantly reduced the pre-payment risk of our $2.8 billion mortgage servicing portfolio in a rising rate environment, making it a more predictable source of future revenue."

Non-Interest Expense

Non-interest expense increased 3.0 percent to $84.8 million for the fourth quarter of 2003 from $82.3 million for the fourth quarter of 2002. This increase primarily resulted from a 9.7 percent rise in salaries and employee benefits, which reflected the integration of the Company's acquisition of two insurance agencies in the second and third quarters. The acquisitions also increased other non-interest expenses, which totaled $23.9 million for the fourth quarter of 2003 compared with $22.2 million for the third quarter of 2003. Other non-interest expenses for the fourth quarter of 2003 declined 5.8 percent from $25.4 million for the fourth quarter of 2002.

Capital Management

During the fourth quarter of 2003, BancorpSouth repurchased 116,200 shares of its common stock under a stock repurchase plan authorized in April 2003. A total of 443,508 shares had been purchased at December 31, 2003 under this plan which authorized the repurchase of up to 3.9 million shares. Combined with the shares repurchased earlier under separate plans for the repurchase of 4.2 million shares and 4.1 million shares, BancorpSouth had repurchased approximately 8.7 million shares of its common stock as of December 31, 2003, or 10.4 percent of its outstanding shares at March 31, 2001, when the first of these plans was authorized. BancorpSouth will continue to evaluate additional share repurchases under the April 2003 plan, which authorizes these repurchases during a two-year period.

Summary

"The foundation for BancorpSouth's profitable growth for the fourth quarter and full-year 2003 is consistent and high quality customer service provided by well trained, experienced people," concluded Patterson. "Our ingrained culture of community bank-style service, and the strong customer relationships that develop as a result, have not only differentiated BancorpSouth over many years but have also driven the growth that has enabled us to steadily enhance the sophistication and comprehensiveness of the financial products and services we provide. We are confident that the qualities that have produced profitable growth and increased shareholder value in each of the three challenging years since the economy began to weaken in 2000 will continue to support us in today's still uncertain economic environment and become even more compelling in a period of sustained economic expansion."


                                     -MORE-

BXS Announces Fourth-Quarter Results
Page 5
January 21, 2004

Conference Call

BancorpSouth will conduct a conference call with analysts at 1:30 p.m. (Central
Time) on January 22, 2004. Investors may listen via the Internet by accessing BancorpSouth's website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth's website for at least two weeks following the call.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," "could" or "intend." These forward-looking statements include, without limitation, those relating to interest rates, loan demand and lending activities, market share, credit quality, expansion of loan portfolio and resulting benefits, non-interest revenue, expansion of products and services, internal growth and acquisitions, common stock repurchase plan, shareholder value, strategies to achieve consistent long-term growth and BancorpSouth's future growth and profitability.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates, the ability to maintain credit quality, the ability of BancorpSouth to effectively integrate acquisitions, changes in laws and regulations affecting financial institutions in general, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide competitive services and products, changes in BancorpSouth's operating or expansion strategy, geographic concentration of BancorpSouth's assets, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to effectively market its services and products, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify potential acquisitions, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth's filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

BancorpSouth, Inc. is a bank holding company headquartered in Tupelo, Mississippi with approximately $10.3 billion in assets. BancorpSouth operates approximately 250 commercial banking, insurance, trust and broker/dealer locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas.


                                     -MORE-

SELECTED FINANCIAL DATA
                                                                Three Months Ended                Twelve Months Ended
                                                                   December 31,                      December 31,
                                                           ----------------------------      -----------------------------
                                                               2003             2002             2003              2002
                                                           -----------      -----------      -----------       -----------
(Dollars in thousands, except per share amounts)
EARNINGS SUMMARY:
Net interest revenue                                       $    86,085      $    92,394      $   351,106       $   371,526
Provision for credit losses                                      7,472            7,228           25,130            29,411
Non-interest revenue                                            48,074           32,628          190,086           124,826
Non-interest expense                                            84,827           82,325          322,594           304,985
                                                           -----------      -----------      -----------       -----------
Income before income taxes                                      41,860           35,469          193,468           161,956
Income tax provision                                            12,990            9,848           62,334            49,938
                                                           -----------      -----------      -----------       -----------
Net income                                                 $    28,870      $    25,621      $   131,134       $   112,018
                                                           ===========      ===========      ===========       ===========
Earning per share: Basic                                   $      0.37      $      0.33      $      1.69       $      1.40
                                                           ===========      ===========      ===========       ===========
                   Diluted:                                $      0.37      $      0.33      $      1.68       $      1.39
                                                           ===========      ===========      ===========       ===========

BALANCE SHEET DATA AT DECEMBER 31:
Total assets                                                                                 $10,303,478       $10,189,247
Total earning assets                                                                           9,466,037         9,427,250
Loans and lease receivables, net of unearned discount                                          6,233,067         6,389,385
Allowance for credit losses                                                                       92,112            87,875
Total deposits                                                                                 8,599,128         8,548,918
Common shareholders' equity                                                                      869,210           807,823
Book value per share                                                                               11.15             10.40

AVERAGE BALANCE SHEET DATA:
Total assets                                               $10,213,475      $10,133,283      $10,236,772       $ 9,882,168
Total earning assets                                         9,471,363        9,447,700        9,517,008         9,232,615
Loans and lease receivables, net of unearned discount        6,200,368        6,357,688        6,276,805         6,283,798
Total deposits                                               8,495,008        8,490,567        8,533,115         8,247,444
Common shareholders' equity                                    859,823          802,890          845,899           810,893

NON-PERFORMING ASSETS AT DECEMBER 31:
Non-accrual loans                                                                            $    18,139       $    10,514
Loans 90+ days past due                                                                           30,634            29,104
Restructured loans                                                                                 2,659                20
Other real estate owned                                                                           14,952            18,978

Net charge-offs as a percentage
   of average loans (annualized)                                  0.38%            0.43%            0.33%             0.41%

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets                                          1.12%            1.00%            1.28%             1.13%
Return on common equity                                          13.32%           12.66%           15.50%            13.81%

Net interest margin                                               3.70%            4.00%            3.80%             4.15%

Average shares outstanding - diluted                        78,368,591       78,576,536       78,163,647        80,480,627

                               BANCORPSOUTH, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                            December 31,        December 31,
                                                2003                2002
                                            ------------        ------------
                Assets
Cash & due from banks                       $    369,699        $    356,976
Interest bearing deposits with
  other banks                                      9,327               5,007
Held-to-maturity securities                    1,091,991           1,193,375
Available-for-sale securities                  1,989,690           1,642,172
Federal funds sold and securities
  purchased under agreement
    to resell                                     67,293             139,508
Loans & leases                                 6,233,067           6,389,385
     Allowance for credit losses                 (92,112)            (87,875)
                                            ------------        ------------
  Net loans & leases                           6,140,955           6,301,510
Loans held for sale                               74,669              57,804
Bank premises & equipment                        212,216             210,183
Accrued interest receivable                       75,914              83,614
Other real estate owned                           14,952              18,978
Other assets                                     256,772             180,120
                                            ------------        ------------
     Total assets                           $ 10,303,478        $ 10,189,247
                                            ============        ============
             Liabilities
Demand deposits:
  Non-interest bearing                      $  1,286,607        $  1,183,127
  Interest bearing                             2,524,159           2,455,821
                                            ------------        ------------
  Total demand deposits                        3,810,766           3,638,948
Savings & time deposits:
  Savings                                        779,298             824,902
  Certificates of deposit                      4,009,064           4,085,068
                                            ------------        ------------
  Total savings & time deposits                4,788,362           4,909,970
                                            ------------        ------------
  Total deposits                               8,599,128           8,548,918
Federal funds purchased and
  securities sold under
     agreement to repurchase                     437,014             457,389
Short-term borrowings                                  0                   0
Accrued interest payable                          17,140              23,306
Junior subordinated debt                         128,866             125,000
Long-term debt                                   138,498             139,757
Other liabilities                                113,622              87,054
                                            ------------        ------------
    Total liabilities                          9,434,268           9,381,424
                                            ------------        ------------
         Shareholders' Equity
Common stock                                     194,817             194,202
Capital surplus                                   43,344              20,773
Unrealized gain (loss) on
  securities                                      14,602              37,744
Retained earnings                                616,447             555,104
                                            ------------        ------------
    Total shareholders' equity                   869,210             807,823
                                            ------------        ------------
    Total liabilities and
      shareholders' equity                  $ 10,303,478        $ 10,189,247
                                            ============        ============

                               BANCORPSOUTH, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                               QUARTER ENDED                                YEAR TO DATE
                                       ------------------------------------------------------------     ---------------------
                                        DEC-03       SEP-03       JUN-03       MAR-03       DEC-02       DEC-03       DEC-02
                                       --------     --------     --------     --------     --------     --------     --------
Interest Revenue:
Loans, including fees                  $ 95,678     $ 99,188     $103,146     $105,252     $110,129     $403,263     $451,127
Held-to-maturity
  securities:                            11,691       12,199       14,707       15,818       15,681       54,416       64,779
Available-for-sale
  securities                             17,986       17,063       13,026       14,221       16,277       62,297       62,702
Short term investments                      868        1,362        2,315        2,391        2,451        6,935       11,810
                                       --------     --------     --------     --------     --------     --------     --------
   Total interest revenue               126,223      129,812      133,194      137,682      144,538      526,911      590,418
Interest Expense:
Deposits                                 33,929       35,260       39,289       40,544       44,695      149,022      188,530
Short term borrowings                     1,090        1,055          987          904        1,132        4,036        4,621
Long term borrowings                      2,070        2,075        2,079        2,082        2,090        8,306        8,365
Junior subordinated debt                  2,547        2,547        2,547        2,547        2,547       10,188        9,423
Other interest expense                      502        1,067        1,223        1,461        1,680        4,253        7,953
                                       --------     --------     --------     --------     --------     --------     --------
   Total interest expense                40,138       42,004       46,125       47,538       52,144      175,805      218,892
                                       --------     --------     --------     --------     --------     --------     --------
    Net interest revenue                 86,085       87,808       87,069       90,144       92,394      351,106      371,526
Provision for credit
  losses                                  7,472        4,664        6,472        6,522        7,228       25,130       29,411
                                       --------     --------     --------     --------     --------     --------     --------
    Net interest revenue,
     after credit loss
     provision                           78,613       83,144       80,597       83,622       85,166      325,976      342,115
Non-Interest Revenue
Mortgage lending                          6,441       10,323        1,634        4,854        3,515       23,252        2,515
Service charges                          15,882       16,131       16,232       13,654       13,557       61,899       49,249
Life insurance premiums                     657          760          876          961        1,031        3,255        4,340
Trust income                              2,138        1,905        1,684        1,486        1,767        7,214        7,021
Securities gains, net                        40           60          180       13,556          170       13,837        5,486
Insurance commissions                    13,101       11,946        8,314        6,387        5,927       39,749       23,604
Other                                     9,815        8,695       10,962       11,411        6,661       40,880       32,611
                                       --------     --------     --------     --------     --------     --------     --------
    Total non-interest revenue           48,074       49,820       39,882       52,309       32,628      190,086      124,826
Non-Interest Expense
Salaries and employee
  benefits                               47,633       46,449       44,974       42,754       43,431      181,810      163,691
Occupancy                                 5,853        5,932        5,609        5,580        5,497       22,973       21,658
Equipment                                 5,569        6,063        5,776        6,003        6,093       23,411       24,962
Telecommunications                        1,874        1,915        1,828        1,860        1,948        7,477        7,827
Other                                    23,898       22,192       20,113       20,719       25,356       86,923       86,847
                                       --------     --------     --------     --------     --------     --------     --------
    Total non-interest expense           84,827       82,551       78,300       76,916       82,325      322,594      304,985
                                       --------     --------     --------     --------     --------     --------     --------
    Income before
     income taxes                        41,860       50,413       42,179       59,015       35,469      193,468      161,956
Income tax expense                       12,990       16,539       12,938       19,867        9,848       62,334       49,938
                                       --------     --------     --------     --------     --------     --------     --------
    Net Income                         $ 28,870     $ 33,874     $ 29,241     $ 39,148     $ 25,621     $131,134     $112,018
                                       ========     ========     ========     ========     ========     ========     ========
Net Income Per Share:
   Basic                               $   0.37     $   0.43     $   0.38     $   0.51     $   0.33     $   1.69     $   1.40
                                       ========     ========     ========     ========     ========     ========     ========
  Diluted                              $   0.37     $   0.43     $   0.37     $   0.50     $   0.33     $   1.68     $   1.39
                                       ========     ========     ========     ========     ========     ========     ========

                               BANCORPSOUTH, INC.
                 AVERAGE BALANCES, INTEREST INCOME AND EXPENSE,
                          AND AVERAGE YIELDS AND RATES
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                   QUARTER ENDED
                                                                 DECEMBER 31, 2003
                                                 -------------------------------------------
                                                   AVERAGE                             YIELD/
                                                   BALANCE           INTEREST           RATE
                                                 ------------        --------          ------
(Taxable equivalent basis)
ASSETS
Loans net of Unearned Income                     $  6,272,715        $ 96,018           6.07%
Held-to-maturity securities:
  Taxable                                             889,669           9,831           4.38%
  Non Taxable                                         154,458           2,861           7.35%
Available-for-sale securities:
  Taxable                                           1,813,225          16,108           3.52%
  Non Taxable                                         185,682           2,889           6.17%
Short term investments                                155,614             868           2.21%
                                                 ------------        --------
  Total interest earning
    assets and revenue                              9,471,363         128,575           5.39%
Other assets                                          833,404
Less: allowance for credit losses                     (91,292)
                                                 ------------
    Total                                        $ 10,213,475
                                                 ============

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                      $  2,477,156        $  5,168           0.83%
  Savings                                             784,774           1,405           0.71%
  Time                                              4,003,151          27,355           2.71%
Short-term borrowings                                 472,366           1,592           1.34%
Junior subordinated debt                              125,042           2,547           8.15%
Long-term debt                                        138,608           2,070           5.92%
                                                 ------------        --------
  Total interest bearing
    liabilities and expense                         8,001,097          40,137           1.99%
Demand deposits -
  non-interest bearing                              1,229,927
Other liabilities                                     122,628
                                                 ------------
  Total liabilities                                 9,353,652
Shareholders' equity                                  859,823
                                                 ------------
  Total                                          $ 10,213,475
                                                 ============        --------
Net interest revenue                                                 $ 88,438
                                                                     ========
Net interest margin                                                                     3.70%
Net interest rate spread                                                                3.40%
Interest bearing liabilities to
   interest earning assets                                                             84.48%

Net interest tax equivalent adjustment                               $  2,353

                               BANCORPSOUTH, INC.
                 AVERAGE BALANCES, INTEREST INCOME AND EXPENSE,
                          AND AVERAGE YIELDS AND RATES
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                  QUARTER ENDED
                                                                 DECEMBER 31, 2002
                                                 -------------------------------------------
                                                   AVERAGE                             YIELD/
                                                   BALANCE           INTEREST          RATE
                                                 ------------        --------          ------
(Taxable equivalent basis)
ASSETS
Loans net of Unearned Income                     $  6,431,410        $110,573           6.82%
Held-to-maturity securities:
  Taxable                                           1,014,286          13,328           5.21%
  Non Taxable                                         187,603           3,619           7.65%
Available-for-sale securities:
  Taxable                                           1,317,550          14,118           4.25%
  Non Taxable                                         204,586           3,322           6.44%
Short term investments                                292,265           2,451           3.33%
                                                 ------------        --------
  Total interest earning
    assets and revenue                              9,447,700         147,411           6.19%
Other assets                                          773,798
Less: allowance for credit losses                     (88,215)
                                                 ------------
    Total                                        $ 10,133,283
                                                 ============

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                      $  2,414,759        $  8,099           1.33%
  Savings                                             832,530           2,788           1.33%
  Time                                              4,128,077          33,808           3.25%
Short-term borrowings                                 459,505           2,812           2.43%
Junior subordinated debt                              125,000           2,547           8.15%
Long-term debt                                        139,859           2,090           5.93%
                                                 ------------        --------
  Total interest bearing
    liabilities and expense                         8,099,730          52,144           2.55%
Demand deposits -
  non-interest bearing                              1,115,201
Other liabilities                                     115,463
                                                 ------------
  Total liabilities                                 9,330,394
Shareholders' equity                                  802,890
                                                 ------------
  Total                                          $ 10,133,284
                                                 ============        --------
Net interest revenue                                                 $ 95,267
                                                                     ========
Net interest margin                                                                     4.00%
Net interest rate spread                                                                3.64%
Interest bearing liabilities to
   interest earning assets                                                             85.73%

Net interest tax equivalent adjustment                               $  2,873

                               BANCORPSOUTH, INC.
                 AVERAGE BALANCES, INTEREST INCOME AND EXPENSE,
                          AND AVERAGE YIELDS AND RATES
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                       YEAR TO DATE
                                                                     DECEMBER 31, 2003
                                                      -------------------------------------------
                                                        AVERAGE                            YIELD/
                                                        BALANCE           INTEREST          RATE
                                                      ------------        --------         ------
(Taxable equivalent basis)
ASSETS
Loans net of Unearned Income                          $  6,342,430        $404,734           6.38%
Held-to-maturity securities:
  Taxable                                                1,130,833          46,319           4.10%
  Non Taxable                                              164,762          12,455           7.56%
Available-for-sale securities:
  Taxable                                                1,412,151          54,426           3.85%
  Non Taxable                                              191,589          12,108           6.32%
Short term investments                                     275,243           6,935           2.52%
                                                      ------------        --------
  Total interest earning
    assets and revenue                                   9,517,008         536,977           5.64%
Other assets                                               810,463
Less: allowance for credit losses                          (90,699)
                                                      ------------
    Total                                             $ 10,236,772
                                                      ============

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                           $  2,478,188        $ 24,186           0.98%
  Savings                                                  799,861           7,074           0.88%
  Time                                                   4,074,487         117,761           2.89%
Short-term borrowings                                      475,391           8,290           1.74%
Junior subordinated debt                                   125,011          10,188           8.15%
Long-term debt                                             139,082           8,306           5.97%
                                                      ------------        --------
  Total interest bearing
    liabilities and expense                              8,092,020         175,805           2.17%
Demand deposits -
  non-interest bearing                                   1,180,579
Other liabilities                                          118,274
                                                      ------------
  Total liabilities                                      9,390,873
Shareholders' equity                                       845,899
                                                      ------------
  Total                                               $ 10,236,772
                                                      ============        --------
Net interest revenue                                                      $361,172
                                                                          ========
Net interest margin                                                                          3.80%
Net interest rate spread                                                                     3.47%
Interest bearing liabilities to
   interest earning assets                                                                  85.03%

     Net interest tax equivalent adjustment                               $ 10,066

                               BANCORPSOUTH, INC.
                 AVERAGE BALANCES, INTEREST INCOME AND EXPENSE,
                          AND AVERAGE YIELDS AND RATES
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                        YEAR TO DATE
                                                                      DECEMBER 31, 2002
                                                      --------------------------------------------
                                                        AVERAGE                             YIELD/
                                                        BALANCE            INTEREST          RATE
                                                      ------------         --------         ------
(Taxable equivalent basis)
ASSETS
Loans net of Unearned Income                          $  6,342,682         $452,982           7.14%
Held-to-maturity securities:
  Taxable                                                  998,800           55,091           5.52%
  Non Taxable                                              194,089           14,905           7.68%
Available-for-sale securities:
  Taxable                                                1,160,733           54,065           4.66%
  Non Taxable                                              199,218           13,287           6.67%
Short term investments                                     337,093           11,810           3.50%
                                                      ------------         --------
  Total interest earning
    assets and revenue                                   9,232,615          602,140           6.52%
Other assets                                               735,800
Less: allowance for credit losses                          (86,247)
                                                      ------------
    Total                                             $  9,882,168
                                                      ============

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                           $  2,338,775         $ 35,756           1.53%
  Savings                                                  852,694           12,689           1.49%
  Time                                                   3,991,757          140,085           3.51%
Short-term borrowings                                      457,347           12,574           2.75%
Junior subordinated debt                                   114,726            9,423           8.15%
Long-term debt                                             140,085            8,366           5.97%
                                                      ------------         --------
  Total interest bearing
    liabilities and expense                              7,895,384          218,893           2.77%
Demand deposits -
  non-interest bearing                                   1,064,218
Other liabilities                                          111,673
                                                      ------------
  Total liabilities                                      9,071,275
Shareholders' equity                                       810,893
                                                      ------------
  Total                                               $  9,882,168
                                                      ============         --------
Net interest revenue                                                       $383,247
                                                                           ========
Net interest margin                                                                           4.15%
Net interest rate spread                                                                      3.75%
Interest bearing liabilities to
   interest earning assets                                                                   85.52%

     Net interest tax equivalent adjustment                                $ 11,721